AMENDED AND RESTATED

                                   SCHEDULE C
                                     TO THE
                           TRANSFER AGENCY AGREEMENT
                                 BY AND BETWEEN
                              WASATCH FUNDS, INC.
                                      AND
                        SUNSTONE INVESTOR SERVICES, INC.

                                  FEE SCHEDULE

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios effective as of the date hereof:

--   ANNUAL BASE FEES FOR FUNDS

     Shareholder account fee for equity, fixed income and balanced funds:
                                      $ 20.00 open accounts
                                         2.50 closed accounts

     Minimum annual fee:
          Aggressive Equity Fund      $22,000
          Growth Fund                   7,000
          Wasatch-Hoisington
             U.S. Treasury Fund         5,000
          Mid-Cap Fund                  7,000
          Micro-Cap Fund                5,000
          World Wide Fund               7,000*
          Micro-Cap Value Fund          7,000*

     The base fee assumes a single class of shares, no load or 12b-1 plan; availability of automatic investment plans and systematic withdrawal plans; quarterly or less frequent dividend distributions; annual capital gain distributions; annual tax reporting; telephone privileges and all standard reports.

--   ADDITIONAL FEES TO BE ADDED TO BASE FEE

      TYPE OF SERVICE OR       ANNUAL SHAREHOLDER         MINIMUM ANNUAL
        FUND FUNCTION             ACCOUNT FEE              FEE PER FUND
      ------------------       ------------------         --------------
     Front-end load                   1.50                    2,000
     CDSC, back-end load or
       redemption fee                 2.00                    3,000
     12b-1 plan                       1.00                    1,000
     Monthly dividends on
       non-money market funds         2.00                    2,000
     Check writing privilege          2.00                    2,000

-------------------------------
* To be effective with respect to World Wide and Micro-Cap Value Fund upon commencement of operations.


--   ONE-TIME SET-UP FEES
     (per Fund Family)

     New Fund Set-up (per fund)                               $  2,000
     Out-of-pocket expenses                                    At cost
     NSCC FundSERV set-up                                        2,500
     NSCC networking                                             1,500
     Asset allocation program                                    5,000
     Remote access set-up (per location)                         1,000
     Northern Money Market Funds
          (per Northern Fund)                                    2,500
     VRU                                                         2,000


--   ACCOUNT MAINTENANCE AND PROCESSING FEES
     (per occurrence)

     Shareholder account set-up                                   5.00
     AIP/SWP/Automatic Exchange account set-up                    1.00
     AIP/SWP/Automatic Exchange transaction processing             .50
     AIP/SWP/Automatic Exchange alternate date
          transaction processing                                  1.50
     Check writing signature verification                         0.50
     Omnibus account transaction                                  2.50
     Transaction processing - FundSERV                            0.20
     Certificate issuance                                         4.00
     Locating lost shareholders                                   8.00
     Taxpayer ID number solicitation                              1.25
     Telephone exchange fee                                       5.00
     Asset allocation transactions
          (purchases, redemptions, rebalancing)                   1.00
     IRA/SEP processing
          Annual maintenance or custodial fee (per account)      12.50
          Account termination (transfer or rollover)             15.00
     Monthly remote access user charge
          First user and password                               250.00
          Additional users and passwords (each)                 100.00
     VRU Transaction                                               .25


--   DEDICATED SHAREHOLDER SERVICES REPRESENTATIVE(S)
     Monthly charges per dedicated representative
          Sunstone employee                                   5,000.00
          Sunstone intern (10 hours per week)                   750.00

     (Monthly charges to increase annually by a percentage
        equal to the then current consumer price index plus 3%)
     Out-of-pocket expenses (e.g. travel, blue sky licenses)
     Programming to sort shareholder data                    125.00/hr
                                           (quoted on a project basis)


--   OUT-OF-POCKET EXPENSES

     Per check processing (dividend, capital gains, redemption)    .25
     Per statement and confirm processing                          .25
     Per tax form processing                                       .15
     Per label printing for proxy or marketing purposes            .05
     Production of ad hoc reports                          100.00/min.
     Bulk mailings/insert handling charge
          1 insert                                                 .25
          2 - 3 inserts (per piece)                                .20
          4 - 5 inserts (per piece)                                .15
     Bank account service fees and any other bank charges      At cost
     Check stock                                               At cost
     Statement paper                                           At cost
     Envelopes                                                 At cost
     Tax forms                                                 At cost
     Postage and express delivery charges                      At cost
     Telephone and long distance charges                       At cost
     Fax charges                                               At cost
     P.O. box rental                                           At cost
     800-phone number                                          At cost
     Inventory and records storage                             At cost
     FundSERV charges                                          At cost
     Travel expenses                                           At cost
     Outgoing wire fee                                         At cost
     Check writing transaction fees
          Stop payments                                        At cost
          Non-sufficient funds                                 At cost
          Check copy                                              2.50
     Account transcripts older than 2 years
          (per year, per fund)                                    5.00
     Non-sufficient funds                                      At cost


--   MAINTENANCE OF  NORTHERN MONEY MARKET FUNDS

     An annual fee of $2,000 per Northern Money Market Fund used in connection with your fund family is added to the base fee of each of your funds.


--   CUSTOM PROGRAMMING

     Additional fees may apply for special programming to meet your servicing requirements or to create custom reports.


This amended and Restated Schedule C is dated and effective as of
               , 1997.
---------------



WASATCH FUNDS, INC.                     SUNSTONE INVESTOR SERVICES, INC.

By:                                     By:
     ------------------                      ------------------
     Samuel S. Stewart, Jr.                  Miriam M. Allison
     President                               President